Exhibit 99.(1)(V)

AMERICAN SKANDIA ADVISOR FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN SKANDIA ADVISOR FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Charter of the Corporation is hereby amended as follows:

(1) Article SIXTH subsection (a) of the Charter is amended by changing the designation of the series of shares currently designated as the “ASAF DeAM Large-Cap Growth Fund,” to be designated as the “ASAF Large Cap Growth Fund.”

SECOND:  The amendment does not increase the authorized stock of the Corporation.

THIRD:  The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by stockholders.

FOURTH:  These Articles of Amendment shall become effective February 2, 2004.

IN WITNESS WHEREOF, AMERICAN SKANDIA ADVISOR FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Secretary and witnessed by its Assistant Secretary on January 27, 2004.

WITNESS:	AMERICAN SKANDIA ADVISOR
FUNDS, INC.

/s/ Edward P. Macdonald	By:/s/ Richard H. Kirk
Edward P. Macdonald	Richard H. Kirk
Assistant Secretary	Assistant Secretary

THE UNDERSIGNED, Secretary of AMERICAN SKANDIA ADVISOR FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Richard H. Kirk
Richard H. Kirk
Assistant Secretary